Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2026, with respect to the consolidated financial statements included in the Annual Report of Firefly Aerospace Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Firefly Aerospace Inc. on Form S-1 (File No. 333-291599) and on Form S-8 (File No. 333-290007).

/s/ GRANT THORNTON LLP

Austin, Texas

March 19, 2026